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                                                                      EXHIBIT 11

Consent of Independent Accountants

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 24 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated February 16, 1996, relating to the financial statements and financial highlights of Salomon Brothers Cash Management Fund, Salomon Brothers New York Municipal Bond Fund, Salomon Brothers National Intermediate Municipal Fund, Salomon Brothers U.S. Government Income Fund, Salomon Brothers High Yield Bond Fund, Salomon Brothers Strategic Bond Fund, Salomon Brothers Total Return Fund, Salomon Brothers New York Municipal Money Market Fund, Salomon Brothers U.S. Treasury Securities Money Market Fund (constituting Salomon Brothers Series Funds Inc), Salomon Brothers Investors Fund Inc and Salomon Brothers Capital Fund Inc, which appear in such Statement of Additional Information, and to the incorporation by reference of our reports into the Prospectus which constitute part of this Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectus.



PRICE WATERHOUSE LLP

1177 Avenue of the Americas
New York, New York, 10036
October 4, 1996

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